Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Viropro, Inc, (the "Company") on Form 10-QSB/A for the period ending August 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Jean-Marie Dupuy, President & CEO of Viropro, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 17, 2005.

/s/ Jean-Marie Dupuy

_______________________

Dr. Jean-Marie Dupuy

President & CEO